Exhibit 10.11

JOINDER TO LETTER AGREEMENT

November 12, 2026

OneIM Acquisition Corp.

11th Floor, 390 Park Avenue

New York, New York 10022

OneIM Sponsor LLC

c/o OneIM Acquisition Corp.

11th Floor, 390 Park Avenue

New York, New York 10022

Re: Joinder to Letter Agreement dated January 13, 2026

Ladies and Gentlemen:

Reference is made to the letter agreement, dated January 13, 2026 (the “Letter Agreement”), by and among OneIM Acquisition Corp., a Cayman Islands exempted company (the “Company”), OneIM Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and each of the Insiders party thereto. Capitalized terms used but not defined in this joinder (this “Joinder”) have the meanings given to them in the Letter Agreement.

The undersigned, William Lin (the “New Insider”), has been appointed as a member of the board of directors of the Company, effective as of November 12, 2026 (the “Joinder Effective Date”). In connection with such appointment, the Sponsor has transferred or intends to transfer 25,000 Founder Shares to the New Insider (the “Transferred Founder Shares”).

In consideration of the New Insider’s appointment to the board of directors of the Company, the transfer of the Transferred Founder Shares, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Insider, the Company and the Sponsor hereby agree as follows:

1.	Joinder. Effective as of the Joinder Effective Date, the New Insider hereby joins and becomes a party to the Letter Agreement as an “Insider” thereunder, with the same force and effect as if the New Insider were an original signatory thereto, and agrees to be bound by, and to comply with, all of the terms, provisions, covenants, agreements, waivers and obligations of the Letter Agreement applicable to an Insider, including, without limitation, paragraphs 1, 2, 3, 6, 7, 8 and 9 thereof. From and after the Joinder Effective Date, each reference in the Letter Agreement to an “Insider” or the “Insiders” shall be deemed to include the New Insider.

2.	Founder Shares and Transfer Restrictions. The New Insider acknowledges and agrees that the Transferred Founder Shares and any Founder Shares, Ordinary Shares issuable upon conversion thereof, Private Placement Units or other Ordinary Shares now or hereafter owned by the New Insider are subject to the voting, redemption waiver, Trust Account waiver and Transfer restrictions set forth in the Letter Agreement, including the Founder Shares Lock-up Period under paragraph 7(a) thereof. This Joinder constitutes the written agreement required of a permitted transferee pursuant to paragraph 7(c) of the Letter Agreement.

3.	Representations and Warranties. The New Insider hereby makes, as of the date hereof and as of the Joinder Effective Date, each of the representations and warranties of an Insider set forth in paragraphs 8 and 9 of the Letter Agreement; provided that (a) references therein to the New Insider’s biographical information and questionnaire shall refer to the biographical information and director and officer questionnaire furnished by the New Insider to the Company in connection with his appointment, and (b) the New Insider’s consent in paragraph 9 to being named as a director shall extend to being named as a director of the Company in the Company’s reports, registration statements, proxy statements and other filings with the Commission (including any Current Report on Form 8-K and Quarterly Report on Form 10-Q) and in any other materials relating to the Company or a Business Combination.

4.	No Claim Against Trust Account. Without limiting paragraph 2(b) of the Letter Agreement, the New Insider acknowledges that he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account with respect to any Founder Shares or Private Placement Units held by him, and hereby irrevocably waives any such right, title, interest or claim.

5.	Indemnification; D&O Insurance. The Company confirms that, from and after the Joinder Effective Date, the New Insider shall be a director covered by the directors’ and officers’ liability insurance contemplated by paragraph 12 of the Letter Agreement, in accordance with the terms of such policy or policies.

6.	Consent; Amendment. Each of the Company and the Sponsor hereby consents to the New Insider becoming a party to the Letter Agreement. The parties acknowledge that this Joinder is entered into pursuant to paragraph 13 of the Letter Agreement and that the Company has obtained the written consent of each other Insider. Except as expressly provided herein, the Letter Agreement remains unmodified and in full force and effect.

7.	Miscellaneous. Paragraphs 13 through 17 of the Letter Agreement (entire agreement, assignment, governing law and jurisdiction, notices and termination) shall apply to this Joinder, mutatis mutandis. Notices to the New Insider shall be sent to the address or e-mail set forth beneath his signature below. This Joinder may be executed in counterparts (including by DocuSign, ..pdf or other electronic signature), each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date first written above.

NEW INSIDER:

/s/ William Lin
William Lin

Acknowledged and agreed:

ONEIM ACQUISITION CORP.

By:	/s/ Grigorios Kapenis
Name:	Grigorios Kapenis
Title:	Chief Financial Officer

ONEIM SPONSOR LLC

For and on behalf of GCT Capital Partners II LP (the Sole Member of OneIM Sponsor LLC)

Acting By: GCT Capital LLC (GCT Capital Partners II LP’s General Partner)

By:	/s/ Grigorios Kapenis
Name:	Grigorios Kapenis
Title:	Authorized Person

[Signature Page to Joinder to Insider Letter Agreement]